Exhibit 99.1

MicroVision Announces Third Quarter 2025 Results

REDMOND, WA / ACCESSWIRE / November 11, 2025 / MicroVision, Inc. (NASDAQ:MVIS), a technology pioneer delivering advanced perception solutions in autonomy and mobility, today announced its third quarter 2025 results.

Key Business and Operational Highlights

●	Appointed 30-year industry veteran Glen DeVos as Chief Executive Officer, elevating automotive capabilities.
●	Introduced next generation solid-state lidar sensor, MOVIA S, offering an energy-efficient and cost-effective short-range solution for a wide variety of automotive, industrial, and defense sector applications.
●	Launched industry-disrupting Tri-Lidar Architecture solution, offering an alternative to the lidar industry’s myopic focus on single sensor solutions.
●	Executed agreement to acquire Scantinel Photonics, a German developer of long-range FMCW lidar, joining investment and strategic partners in advancing lidar-on-chip solution for commercial vehicle and passenger car markets.
●	Established design office and testing facilities in D.C. area, with engineering expertise in aviation and avionics, accelerating development and time-to-market in defense sector, focused on intelligence, surveillance, and reconnaissance, or ISR, capabilities.
●	Expanded global sales and engineering leadership, bringing decades of experience to sales organization and commercialization discipline.
●	Maintained strong balance sheet, cost-efficient operations, and sound financial practices.

“I’ve been thrilled to see the Company’s momentum and energy these past six weeks, as I stepped into my new role here at MicroVision,” said Glen DeVos, MicroVision’s Chief Executive Officer. “The Company is making great strides – processing the high level of external interest stemming from the unveiling at IAA Mobility of our next-gen short-range sensor; optimizing perception system value to automotive OEMs by disrupting norms to offer a cost-effective, integrated solution; accelerating our drone-agnostic perception solution and expansion into ISR applications; and collaborating with the EU’s photonics ecosystem to bring 1550nm FMCW lidar technology to the commercial vehicle and passenger car markets.”

“Based on my experience in the evolution of radar, I’m confident that MicroVision will be a leader in lidar, driving the market to a similar inflection point as we saw when radar became a standard feature in automotive ADAS,” continued DeVos. “MicroVision has the product portfolio, engineering excellence, and strategic plan to disrupt the market and I am thrilled to lead MicroVision as we redefine the future of lidar.”

Key Financial Highlights for Q3 2025

●	Revenue for the third quarter of 2025 was $0.2 million, flat compared to $0.2 million for the third quarter of 2024, comprised of sales to industrial customers.
●	Total operating expenses for the third quarter of 2025 were $12.0 million, which, after adjusting for non-cash items, remained relatively flat year over year as compared to $15.3 million for the third quarter of 2024.
●	Net loss for the third quarter of 2025 was $14.2 million, or $0.05 per share, which includes $2.2 million of non-cash interest expense related to financings, $1.2 million of severance payments related to CEO transition, $0.7 million related to non-cash unrealized gains on warrants and derivatives, and a negative $1.6 million of non-cash share-based compensation expense (which was negative due to the reversal of expense in connection with the forfeiture of certain executive awards in the period), compared to a net loss of $15.5 million, or $0.07 per share, which includes $2.4 million of non-cash share-based compensation expense for the third quarter of 2024.
●	Adjusted EBITDA for the third quarter of 2025 was a $11.7 million loss, flat compared to a $11.7 million loss for the third quarter of 2024.
●	Cash used in operations in the third quarter of 2025 was $16.5 million, compared to cash used in operations in the third quarter of 2024 of $14.1 million.
●	The Company ended the third quarter of 2025 with $99.5 million in cash and cash equivalents, including investment securities, compared to $74.7 million as of December 31, 2024.

As of September 30, 2025, the Company has access to $76.2 million of additional capital, subject to certain conditions, including $46.2 million under its existing ATM, or at-the-market, facility and $30 million from the remaining commitment pursuant to the convertible note facility.

Conference Call and Webcast: Q3 2025 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Tuesday, November 11, 2025 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on November 11, 2025 and may submit questions HERE in advance of the conference call.

The live webcast can be accessed on the Company’s Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

About MicroVision

MicroVision is at the forefront of driving the global adoption of innovative perception solutions, with the goal of making mobility and autonomy safer. Our engineering excellence, based in Washington State, Washington D.C., and Hamburg, Germany enables us to develop and supply integrated lidar hardware and perception software solutions. Our proprietary technologies enhance safety and automation across various industrial applications, including robotics, automated warehouses, and agriculture, and are instrumental in the development of autonomous systems. MicroVision’s core technology, initially developed for the automotive industry, continues to accelerate advanced driver-assistance systems (ADAS) and autonomous driving. Building on our history of providing technology to the military segment, our target offerings include semi- and fully autonomous airborne and terrestrial sensor systems. With our solid-state lidar technologies, encompassing MEMS-based long-range lidar and flash-based short-range lidar, integrated with our onboard perception software, MicroVision possesses the expertise to deliver safe mobility at the speed of life.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; non-cash gains and losses; share-based compensation; and restructuring costs. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including market position, expectations, and likelihood of success; opportunities for revenue and cash; expense reduction; market position; product portfolio; product and manufacturing capabilities; transaction benefits, conditions, and expected completion; access to capital and capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

MicroVision, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$72,832	$54,486
Investment securities, available-for-sale	26,676	20,216
Restricted cash, current	328	261
Accounts receivable, net of allowances	40	926
Inventory	8,131	2,294
Other current assets	6,969	4,287
Total current assets	114,976	82,470

Property and equipment, net	6,574	7,061
Operating lease right-of-use assets	15,365	16,746
Restricted cash, net of current portion	1,374	1,500
Intangible assets, net	10,281	10,972
Other assets	2,252	2,412
Total assets	$150,822	$121,161

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,339	$1,132
Accrued liabilities	3,754	2,542
Contract liabilities	147	308
Derivative liability	1,856	14,581
Notes payable, current	28,963	24,248
Operating lease liabilities, current	3,154	2,682
Finance lease liabilities, current	14	-
Other current liabilities	672	458
Total current liabilities	39,899	45,951

Notes payable, net of current portion	-	8,754
Warrant liability	4,059	-
Operating lease liabilities, net of current portion	14,434	15,954
Finance lease liabilities, net of current portion	31	-
Other long-term liabilities	1,680	1,733
Total liabilities	60,103	72,392

Commitments and contingencies
Shareholders’ equity
Common stock at par value	302	225
Additional paid-in capital	1,009,272	910,825
Accumulated other comprehensive income	651	-
Accumulated deficit	(919,506)	(862,281)
Total shareholders’ equity	90,719	48,769
Total liabilities and shareholders’ equity	$150,822	$121,161

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue	$241	$190	$985	$3,046

Cost of revenue	957	583	2,223	3,414
Gross loss	(716)	(393)	(1,238)	(368)

Research and development expense	7,978	8,736	23,039	40,251
Sales, marketing, general and administrative expense	4,027	6,599	17,140	23,423
Impairment loss on intangible assets	-	-	-	3,027
Gain on disposal of fixed assets	-	(22)	-	(22)
Total operating expenses	12,005	15,313	40,179	66,679

Loss from operations	(12,721)	(15,706)	(41,417)	(67,047)

Interest expense	(2,197)	(21)	(17,270)	(51)
Unrealized gain on derivative liability	1,059	-	3,853	-
Unrealized (loss) gain on warrant liability	(326)	-	2,238	-
Realized loss on debt extinguishment	-	-	(4,654)	-
Other income	140	318	363	1,764

Net loss before taxes	$(14,045)	$(15,409)	$(55,685)	$(65,334)

Income tax expense	(172)	(108)	(338)	(426)

Net loss	$(14,217)	$(15,517)	$(57,225)	$(65,760)

Net loss per share - basic and diluted	(0.05)	$(0.07)	$(0.22)	$(0.32)

Weighted-average shares outstanding - basic and diluted	295,461	213,004	262,235	206,164

MicroVision, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30,
	2025	2024

Cash flows from operating activities
Net loss	$(57,225)	$(65,760)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,347	5,246
Gain on disposal of fixed assets	-	(22)
Impairment of intangible assets	-	3,027
Impairment of operating lease right-of-use assets	-	406
Unrealized gain on derivative liability	(3,853)	-
Unrealized gain on warrant liability	(2,238)	-
Loss on debt extinguishment	4,654	-
Inventory write-downs	-	127
Non-cash interest expense	7,325	-
Amortization of debt discount and issuance costs on notes payable	9,915	-
Share-based compensation expense	2,248	9,522
Net accretion of premium on short-term investments	(284)	(776)
Change in:
Accounts receivable	886	717
Inventory	(5,798)	(723)
Other current and non-current assets	(2,170)	606
Accounts payable	207	(784)
Accrued liabilities	1,087	(2,747)
Contract liabilities and other current liabilities	32	109
Operating lease liabilities	(2,188)	(1,944)
Other long-term liabilities	(260)	(488)
Net cash used in operating activities	(43,315)	(53,484)

Cash flows from investing activities
Sales of investment securities	26,688	28,311
Purchases of investment securities	(32,878)	(25,570)
Purchases of property and equipment	(435)	(271)
Cash paid for Ibeo business combination	-	(6,300)
Net cash used in investing activities	(6,625)	(3,830)

Cash flows from financing activities
Principal payments under finance leases	(10)	-
Principal payments under notes payable	(5,500)	-
Proceeds from stock option exercises	-	62
Net proceeds from issuance of common stock and warrants	73,268	26,093
Net cash provided by financing activities	67,758	26,155

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	469	133

Change in cash, cash equivalents, and restricted cash	18,287	(31,026)
Cash, cash equivalents, and restricted cash at beginning of period	56,247	49,391
Cash, cash equivalents, and restricted cash at end of period	$74,534	$18,365

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of September 30, 2025 and 2024:

	September 30,	September 30,
	2025	2024
Cash and cash equivalents	$72,832	$16,523
Restricted cash, current	328	270
Restricted cash, net of current portion	1,374	1,572
Cash, cash equivalents, and restricted cash	$74,534	$18,365

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Reconciliation of Non-GAAP Gross (Loss) Profit:
Gross loss	$(716)	$(393)	$(1,238)	$(368)
Share-based compensation expense	-	-		-
Amortization of acquired intangibles	290	361	652	1,135
Adjusted Gross (Loss) Profit	$(426)	$(32)	$(586)	$767

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(14,217)	$(15,517)	$(57,225)	$(65,760)
Interest expense, net	2,057	(462)	16,907	(1,570)
Income taxes	172	108	338	426
Depreciation and amortization	1,395	1,676	4,347	5,246
Unrealized gain on derivative liability	(1,059)	-	(3,853)	-
Unrealized loss (gain) warrant liability	326	-	(2,238)	-
Loss on debt extinguishment	-	-	4,654	-
Impairment loss on intangible assets	-	-	-	3,027
Impairment of operating lease right-of-use assets	-	13	-	406
Share-based compensation expense	(1,603)	2,426	2,248	9,522
Restructuring costs	-	90	-	5,804
Severance expense	1,202	-	1,202	-
Adjusted EBITDA	$(11,727)	$(11,666)	$(33,620)	$(42,899)